UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1730 E. Northern Avenue, Suite 122
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2021, InnSuites Hospitality Trust (the “Trust”) received a letter from NYSE American (the “NYSE American”) informing the Trust that the staff of the NYSE American’s Corporate Regulation Department had determined that the Trust was not in compliance with Part 10 of Section 1003(a)(ii) and (iii) of the NYSE American Company Guide due to the Trust having stockholders’ equity of less than $4.0 million, and $6.0 million, respectively, and losses from continuing operations and/or net losses in its five most recent fiscal years ended January 31, 2021. The Trust is also not eligible for any exemption in Section 1003(a) of the Company Guide from the stockholder’s equity requirements.

The NYSE American’s letter informed the Trust that, to maintain its listing, it must submit a plan of compliance by December 15, 2021, addressing how it intends to regain compliance with the NYSE American’s continued listing standards by June 15, 2023, within the maximum potential 18-month plan period available (the “Plan Period”). Elements of the compliance plan may include the sale of one or more of its assets (Management believes IHT hotels have a much lower book value than market value), sale of additional Trust stock at market value, sale of minority interest in specific hotel properties and/or anticipated continuation of the current operational upward current trends in hotel gross operating profits, and/or the UniGen efficient clean energy diversified investment gaining material profitability.

Once the NYSE American informs the Trust that the NYSE American Regulation staff has accepted the Trust’s Equity Enhancement Plan (the “Plan”) and has granted a Plan period, the NYSE American Regulation staff will review the Trust periodically for compliance with the initiatives outlined in the Plan. Failure to make progress consistent with the Plan or to regain compliance with continued listing standards by the end of the Plan period could result in the Trust being delisted from the NYSE American.

The Trust is fully committed and intends to cure the non-compliance, has contacted the Exchange, and is working diligently to timely complete the Plan. The Trust fully expects and is confident it will be able to once again regain compliance with the continued listing standards prior to a June 15, 2023 deadline imposed by the NYSE American.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of InnSuites Hospitality Trust, dated November 18, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ James F. Wirth
James F. Wirth
Chief Executive Officer

Date: November 18, 2021

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of InnSuites Hospitality Trust, dated November 18, 2021.